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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
FirstAmerica Automotive, Inc.

     We consent to the inclusion in the Registration Statement of FirstAmerica Automotive, Inc. on Form S-1, Amendment No. 2, of (i) our report dated March 19, 1999 on the consolidated financial statements of FirstAmerica Automotive, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998; (ii) our report dated January 9, 1998 on the financial statements of Valley Automotive Center as of December 31, 1996 and 1995 and the two year period then ended; (iii) our report dated March 5, 1999 on the financial statements of Beverly Hills BM, Ltd., (dba Beverly Hills
BMW) as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997; (iv) our report dated September 3, 1998 on the financial statements of Burgess Honda as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997; (v) our report dated December 15, 1998 on the financial statements of Vacation Motors (dba Concord Toyota) as of September 30, 1998 and December 31, 1997 and the nine month period ended September 30, 1998 and the years ended December 31, 1997 and 1996; (vi) our audit report dated March 15, 1999 on the financial statements of DSW & Associates, Inc. (dba Autotown) as of December 31, 1998 and 1997 and the two years then ended; (vii) our report dated April 30, 1999 on the financial statements of Ritchey Fipp Chevrolet as of December 31, 1998 and the year then ended; (viii) our report dated June 4, 1999 on the financial statements of South Bay Chrysler Plymouth Jeep as of December 31, 1998 and the year then ended.

     We also consent to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the Prospectus.

                                     /s/ KPMG LLP

July 20, 1999